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                                                                     Exhibit 4.4

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH ANY STATE SECURITIES REGULATORY AGENCY, AND NO STATE REGULATORY AGENCY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO GENIUS PRODUCTS, INC. IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.

THE SUBSCRIBER ACKNOWLEDGES THAT THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND THEY MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

                              GENIUS PRODUCTS, INC.

                            STOCK PURCHASE AGREEMENT
                            ------------------------

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this 31st day of July, 2001, by and between GENIUS PRODUCTS, INC., a Nevada corporation (the "Company"), and Klaus Moeller, an individual ("Moeller").

         WHEREAS, the Company has been experiencing significant cash flow shortages.

         WHEREAS, Moeller, a director and Chief Executive Officer of the Company offered to assist in the Company's cash flow shortage by accepting a portion of his salary for the years 2000 and 2001 in the form of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock");

         WHEREAS, Moeller and the Company determined that he would accept $11,669.69 of his salary for the year 2000 ("2000 Moeller Salary Deduction") in the form of Common Stock;

         WHEREAS, Moeller agreed that such $11,669.69 could be deducted from Mr. Moeller's cash salary in equal increments of $1,667.10 per pay period, from the pay periods ending on the following dates: 9/20/00, 10/5/00, 10/20/00, 11/5/00, 11/20/00, 12/5/00 and 12/20/00;

         WHEREAS, Moeller and the Company determined that he would accept $75,000.00 of his salary for the year 2001 ("2001 Moeller Salary Deduction") in the form of Common Stock;

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         WHEREAS, Moeller and the Company agreed that such $75,000.00 would be deducted from Moeller's salary for the year 2001;

         WHEREAS, the Board and Moeller agreed that the number of shares of Common Stock to be issued to Moeller shall be determined by dividing $86,669.69 (being the sum of $11,669.69 and $75,000.00) by the closing price of the Common Stock as quoted on the OTC Bulletin Board as of the first trading day of 2001, January 2, 2001, which is $.20 per share (or $.80 per share as adjusted to reflect the one for four split of the Common Stock which occurred on April 10,
2001), which results in an issuance of 108,337 shares of Common Stock;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows

1. ISSUANCE. Moeller and the Company agree that Moeller shall be issued 108,337 shares of Common Stock, for services rendered to the Company having an aggregate value of $86,669.69, for a purchase price of $.80 per share.

2. REPRESENTATIONS AND WARRANTIES OF MOELLER. Moeller hereby acknowledges, represents and warrants to the Company the following:

         2.1 RISK OF INVESTMENT. The purchase of Common Stock involves a high degree of risk in that the Company will require (i) substantial funds in addition to the proceeds of this sale; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Common Stock; (iii) an investor may not be able to liquidate his investment; and (iv) the Common Stock is currently traded on the OTC Bulletin Board, however transferability of the Common Stock is limited.

         2.2 RISK OF LOSS. Moeller is able to bear the economic risk of the investment in the Common Stock and can afford the complete loss of such investment. Moeller has adequate means of providing for Moeller's current needs and possible personal contingencies, and has no present need for liquidity of the investment in the Common Stock.

         2.3 RESIDENCE. Moeller is a resident of the State of California.

         2.4 TAXES. No representation has been made by the Company to Moeller regarding any tax consequences of investing in the Company. Moeller understands that it is the sole responsibility of Moeller to obtain tax advice pertaining to his particular situation.

         2.5 LEGEND. Moeller understands and agrees that there will be placed on the certificate or certificates representing the Common Stock issuable under this Subscription Agreement, any substitutions therefor and any certificates for additional shares which might be distributed with respect to such Common Stock, a legend stating in substance:

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                  "This security has not been registered or qualified under the securities or blue sky laws of California or any other state and may not be offered and sold unless registered and/or qualified pursuant to the relevant provisions of state securities or blue sky laws or an exemption from such registration or qualification applicable. Therefore, no sale or transfer of this security shall be made, no attempted sale or transfer shall be valid, and the issuer shall not be required to give any effect to any such transaction unless (a) such transaction shall have been duly registered under the act and qualified or approved under appropriate state or blue sky laws, or (b) the issuer shall have first received an opinion of counsel satisfactory to it that such registration, qualification or approval is not required."

         2.6 SOPHISTICATION. Moeller has prior investment experience regarding investment in unregistered securities, or has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to evaluate the merits and risks of such an investment on the Subscriber's behalf. The Subscriber recognizes the highly speculative nature of this investment.

         2.7 INFORMATION. Moeller has had a full opportunity to ask questions of and receive satisfactory answers from the Company or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of Moeller. Moeller acknowledges that he is the Chairman of the Board and Chief Executive Officer for the Company and, as such, he has full knowledge about the operations, condition and prospects for the Company.

         2.8 PUBLIC SOLICITATION. Moeller has received no public solicitation or advertisement concerning an offer to sell or a solicitation to buy the shares of Common Stock issued or to be issued under this Agreement.

         2.9 INVESTMENT INTENT. Moeller understands that this offering of the Common Stock has not been reviewed by the California Department of Corporations ("Department") because this sale is intended to be a nonpublic offering pursuant to Section 25102(f) of the California Corporations Code (the "Code"). The Common Stock is being purchased for Moeller's own account, for invest ment and not for distribution or resale to others. Moeller will not sell or otherwise transfer such securities unless they are registered under the Code or unless an exemption from such registration is available. Moeller realizes that, in the view of the Department, a purchase with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the Department might regard such a sale or disposition as a deferred sale to which the foregoing exemptions are not available.

         2.10 RESTRICTIONS ON TRANSFER. The Company may, if it desires, permit the transfer of the Common Stock acquired hereunder out of Moeller's name only when Moeller's request for transfer

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is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state "Blue Sky" laws, including, but not limited to the Code (collectively "Securities Laws").

         2.11 RELIANCE. No representations or warranties have been made to Moeller by the Company or any agent, employee or affiliate of the Company, and, in entering into this transaction, Moeller is not relying on any information, other than the results of independent investigation by the Subscriber.

         2.12 SURVIVAL OF REPRESENTATION AND WARRANTIES. Moeller understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date of this Agreement. Each representation and warranty will survive such purchase.

3. INDEMNIFICATION. Moeller agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the undersigned contained herein or any sale or distribution by Moeller in violation of any Securities Laws.

4. REPRESENTATIONS BY THE COMPANY. The Company represents and warrants to Moeller that the Common Stock offered herein has been duly and validly authorized and when issued and paid for in accordance with the terms of the Agreement will be validly issued, fully paid and nonassessable.

5. REGISTRATION ON FORM S-8. Notwithstanding anything to the contrary contained herein, the Company intends to register the Common Stock offered herein prior to its issuance to Moeller on a Form S-8. If such registration is accomplished, the legend on the certificates representing such Common Stock shall be modified appropriately.

6. MISCELLANEOUS

         6.1 NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at 11250 El Camino Real, Suite 100, San Diego, California 92130, Attention: President and to Moeller C/O the same address. Notices will be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         6.2 AMENDMENT. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

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         6.3 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         6.4 GOVERNING LAW; VENUE. Moeller expressly agrees that all the terms and provisions hereof will be construed in accordance with, and governed by, the laws of the State of California. Moeller hereby agrees that any dispute which may arise between Moeller and the Company arising out of, or in connection with, this Agreement will be adjudicated before a court located in San Diego, California, and Moeller hereby submits to the exclusive jurisdiction of the courts of the State of California, located in San Diego, California, and of the federal courts located in San Diego, California, with respect to any action or legal proceeding commenced by any party, and irrevocably waives any objection Moeller now has, or hereafter may have, respecting the venue of any such action or proceeding brought in such a court, or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, or any acts or omissions relating to the sale of the securities hereunder, and consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth on the signature page of this Agreement or such other address as the undersigned will furnish in writing to the Company.

         6.5 COUNTERPARTS; BINDING OBLIGATION. This Agreement may be executed in counterparts.

         6.6 SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect.

         6.7 WAIVER. It is agreed that a waiver by any party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

         6.8 ADDITIONAL DOCUMENTS. Moeller agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK
                       THE NEXT PAGE IS THE SIGNATURE PAGE

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                                 SIGNATURE PAGE
                                 --------------

         DATED this 31st day of July, 2001.

 /S/ KLAUS MOELLER
-------------------------------------------
Klaus Moeller, an individual

Genius Products, Inc., a Nevada corporation

By:  /S/ KLAUS MOELLER
    ---------------------------------------
       Klaus Moeller, Chairman
       and Chief Executive Officer

By:  /S/ MICHAEL MEADER
    ---------------------------------------
       Michael Meader,
       Executive Vice President

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